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Hilton Worldwide Exceeds Adjusted EBITDA Guidance for Fourth Quarter and Full Year 2014; Optimistic about 2015

MCLEAN, Va. (February 18, 2015) - Hilton Worldwide Holdings Inc. ("Hilton," "Hilton Worldwide" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2014 results. Highlights include:

•
EPS, adjusted for special items for the fourth quarter increased 55 percent from the prior year to $0.17 and increased 30 percent to $0.69 for the full year; without adjustments, EPS was $0.16 for the fourth quarter and $0.68 for the full year and net income attributable to Hilton stockholders was $158 million for the fourth quarter and $673 million for the full year

•	Adjusted EBITDA for the fourth quarter increased 11 percent from the prior year to $668 million and increased 13.5 percent to $2,508 million for the full year

•	System-wide comparable RevPAR increased 6.6 percent and 7.1 percent for the fourth quarter and full year 2014, respectively, on a currency neutral basis

•	Management and franchise fees were $383 million and $1,468 million for the fourth quarter and full year 2014, respectively, both 15 percent increases from the same periods in 2013

•	Timeshare Adjusted EBITDA for the fourth quarter increased 11 percent from the prior year to $102 million and increased 12 percent to $334 million for the full year

•
Net unit growth was over 36,000 rooms in 2014, including nearly 10,000 rooms in the fourth quarter; managed and franchised rooms grew by 6 percent, all without portfolio acquisitions or major investments

•
Approved 27,000 rooms for development in the fourth quarter and over 82,000 rooms during the full year, growing its development pipeline to 1,351 hotels, consisting of approximately 230,000 rooms, as of December 31, 2014

•	Reduced senior secured term loan facility borrowings by $1 billion during 2014 through voluntary prepayments, including $300 million during the fourth quarter

•	Full year 2015 RevPAR expected to increase between 5.0 percent and 7.0 percent and Adjusted EBITDA expected to be between $2,790 million and $2,870 million

Overview

For the three months ended December 31, 2014, earnings per share ("EPS") and EPS, adjusted for special items was $0.16 and $0.17, respectively, compared to $0.03 and $0.11 for the three months ended December 31, 2013, respectively. Adjusted EBITDA increased 11 percent to $668 million for the three months ended December 31, 2014, compared to $603 million for the three months ended December 31, 2013, and net income attributable to Hilton stockholders was $158 million for the three months ended December 31, 2014 compared to $26 million for the three months ended December 31, 2013.

For the full year 2014, EPS and EPS, adjusted for special items was $0.68 and $0.69, respectively, compared to $0.45 and $0.53, respectively, for the year ended December 31, 2013. Adjusted EBITDA increased 13.5 percent to $2,508 million for the full year 2014, compared to $2,210 million in 2013, and net income attributable to Hilton stockholders was $673 million for the full year 2014, compared to $415 million for the year ended December 31, 2013.

Christopher J. Nassetta, President & Chief Executive Officer of Hilton Worldwide, said, "2014 was a banner year for Hilton Worldwide. Our fourth quarter and full year results exceeded our expectations for Adjusted EBITDA and fee growth, as did our full year RevPAR growth. Additionally, we continued to increase the value of shareholder equity by further reducing our long-term debt by $1 billion through voluntary prepayments during 2014.

"Our distinct, world-class brands continue to deliver accelerating growth, with 40,000 new rooms opening during 2014. Even with openings increasing, we continue to expand our industry-leading global pipeline, which consists of approximately 230,000 rooms, the majority of which are under construction. During the year, we launched two new brands, Canopy by Hilton and Curio - A Collection by Hilton, which will continue to expand our pipeline," Nassetta added.

"Looking ahead, we are optimistic that 2015 will bring continued strong performance and growth, with global RevPAR expected to increase 5 to 7 percent. Given our expanding development pipeline, we expect net unit growth in managed and franchised rooms of 6 to 7 percent."

Segment Highlights

Management and Franchise

Management and franchise fees were $383 million in the fourth quarter of 2014, an increase of 15 percent compared to the same period in 2013. RevPAR at comparable managed and franchised hotels in the fourth quarter increased 6.7 percent on a currency neutral basis (a 5.7 percent increase in actual dollars) compared to the same period in 2013.

During the full year 2014, management and franchise fees were $1,468 million, an increase of over 15 percent compared to the full year 2013. RevPAR at comparable managed and franchised hotels for the full year 2014 increased 7.3 percent on a currency neutral basis (a 7.0 percent increase in actual dollars) compared to the full year 2013. The increase in RevPAR at comparable managed and franchised hotels and new units have yielded continued fee growth during 2014, including base and incentive management fees and franchise fees, which increased 11 percent, 20 percent and 17 percent, respectively, compared to 2013.

Ownership

Revenues from the ownership segment were $1,106 million in the fourth quarter of 2014, and ownership segment Adjusted EBITDA was $269 million. RevPAR at comparable hotels in the ownership segment increased 5.9 percent on a currency neutral basis (a 3.2 percent increase in actual dollars) in the fourth quarter of 2014 compared to the same period in 2013, led by an increase in RevPAR of 7.0 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 4.2 percent on a currency neutral basis (a 2.0 percent decrease in actual dollars).

For the full year 2014, revenues from the ownership segment were $4,271 million. Ownership segment Adjusted EBITDA for the full year 2014 was $999 million. Ownership segment Adjusted EBITDA increased 10 percent(1) from 2013, and Adjusted EBITDA margin increased 122 basis points(1). RevPAR at comparable hotels in the ownership segment increased 5.8 percent on a currency neutral basis (a 5.5 percent increase in actual dollars) for the full year 2014 compared to 2013, led by an increase in RevPAR of 6.9 percent at comparable ownership segment hotels in the United States. Outside of the United States, RevPAR at comparable ownership segment hotels increased by 4.2 percent on a currency neutral basis (a 3.5 percent increase in actual dollars).

On February 10, 2015, Hilton Worldwide closed its previously-announced sale of the Waldorf Astoria New York to Anbang Insurance Group Co. Ltd. for $1.95 billion. $1.76 billion of the proceeds from the sale were deployed to add five landmark properties in strategic resort and urban locations to its owned portfolio: the resort complex consisting of the Hilton Orlando Bonnet Creek and the Waldorf Astoria Orlando in Orlando, FL (the "Bonnet Creek Resort"); The Reach, A Waldorf Astoria Resort in Key West, FL; Casa Marina, A Waldorf Astoria Resort in Key West, FL; and Parc 55 in San Francisco, CA.

Timeshare

Timeshare segment revenue for the fourth quarter of 2014 was $321 million, an increase of 7 percent from the same period in 2013, and timeshare Adjusted EBITDA was $102 million, an increase of 11 percent. Timeshare sales increased $12 million due to a $35 million increase in fees for selling timeshare intervals on behalf of third-party developers, offset by a decrease in sales revenue on owned inventory of $23 million as a result of the deferral of revenue recognition. Resort operations revenue increased $11 million compared to the fourth quarter of 2013.

For the full year 2014, timeshare segment revenue was $1,171 million, an increase of 6 percent from 2013, and timeshare Adjusted EBITDA was $334 million, an increase of 12 percent. Resort operations revenue increased $37 million compared to 2013. Timeshare sales increased $23 million due to a $47 million increase in fees for selling timeshare intervals on behalf of third-party developers, offset by a decrease in sales revenue on owned inventory of $24 million, primarily as a result of the deferral of revenue recognition.

During the fourth quarter of 2014, 66 percent of intervals sold were developed by third parties. Hilton Worldwide's supply of third-party developed timeshare intervals was approximately 109,000, or 82 percent of the total supply, as of December 31, 2014. Hilton Worldwide continues to expand its overall supply of timeshare intervals and as of December 31, 2014, had approximately 132,000 intervals, or over six years of projected supply, between Hilton developed and third-party developed intervals, at the current sales pace.

Development

Hilton Worldwide opened 63 hotels with over 10,000 rooms in the fourth quarter of 2014, 44 percent of which were conversions from non-Hilton brands, and achieved net unit growth of nearly 10,000 rooms. During the year ended December 31, 2014, Hilton opened 240 hotels with 40,000 rooms and achieved net unit growth of over 36,000 rooms. On a net basis, Hilton added 6 percent to the managed and franchised room base in 2014.

As of December 31, 2014, Hilton Worldwide had the largest rooms pipeline in the lodging industry(2), with approximately 230,000 rooms at 1,351 hotels throughout 79 countries and territories, of which 56 percent, or approximately 129,000 rooms, were located outside of the United States. More than half of the rooms in this pipeline were under construction, and all were in Hilton's capital-light management and franchise segment. Hilton Worldwide has the largest share of rooms under construction globally(2). Including all agreements approved but not yet signed, Hilton Worldwide's pipeline totaled approximately 245,000 rooms.

During 2014, Hilton Worldwide launched two new brands, Canopy by Hilton and Curio - A Collection by Hilton, and expanded the global reach of its current brands, including an exclusive license agreement with the Plateno Hotels Group for the expansion of the Hampton by Hilton brand in China.

____________

(1)
Excluding an $11 million benefit in 2013 related to the recognition of a lease termination payment and $12 million of affiliate management fees in 2014 that are not comparable year over year as a result of a modification to certain affiliate management agreements. Ownership segment Adjusted EBITDA margin is calculated as ownership segment Adjusted EBITDA divided by ownership segment revenues.

(2)	Source: Smith Travel Research, Inc. ("STR") Global New Development Pipeline (December 2014).

Balance Sheet and Liquidity

During the fourth quarter of 2014, Hilton made $300 million of voluntary prepayments on its senior secured term loan facility and $13 million of prepayments on its commercial mortgage-backed securities loan. For the full year 2014, Hilton reduced its long-term debt by more than $1 billion.

As of December 31, 2014, Hilton had $10.8 billion of outstanding indebtedness, excluding $879 million of non-recourse debt, with a weighted average interest rate of 4.1 percent.

Total cash and cash equivalents were $768 million as of December 31, 2014, including $202 million of restricted cash and cash equivalents. No borrowings were outstanding under the $1.0 billion revolving credit facility as of December 31, 2014.

In connection with the sale of the Waldorf Astoria New York, Hilton Worldwide repaid in full the amounts outstanding under its existing $525 million mortgage loan on the Waldorf Astoria New York. Upon the closing of the Bonnet Creek Resort acquisition, Hilton Worldwide will assume a $450 million mortgage loan that currently encumbers the resort.

Outlook

To facilitate comparisons with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA will exclude all share-based compensation expense. The Company's outlook for 2015 reflects this revised definition and effect of the Waldorf Astoria New York sale and use of proceeds to acquire additional properties. See "Non-GAAP Financial Measures Reconciliations—Outlook: Adjusted EBITDA" for first quarter and full year 2014 Adjusted EBITDA presented using the revised definition.

Full Year 2015

•
System-wide RevPAR is expected to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis, with ownership segment RevPAR expected to increase between 4.0 percent and 6.0 percent on a comparable and currency neutral basis as compared to 2014.

•	Adjusted EBITDA is projected to be between $2,790 million and $2,870 million.

•	Management and franchise fees are projected to increase approximately 11 percent to 13 percent.

•	Timeshare segment Adjusted EBITDA is projected to be between $335 million and $350 million.

•	Corporate expense and other is projected to remain flat to prior year.

•	Diluted EPS, adjusted for special items, is projected to be between $0.78 and $0.83.

•	Capital expenditures, excluding timeshare inventory, are expected to be between $350 million and $400 million.

•	Net unit growth is expected to be approximately 40,000 rooms to 45,000 rooms, a 6 percent to 7 percent increase in managed and franchised rooms.

First Quarter 2015

•	System-wide RevPAR is expected to increase between 5.0 percent and 7.0 percent on a comparable and currency neutral basis compared to the first quarter of 2014.

•	Adjusted EBITDA is expected to be between $555 million and $575 million.

•	Management and franchise fees are expected to increase approximately 11 percent to 13 percent.

•	Diluted EPS, adjusted for special items, is projected to be between $0.10 and $0.12.

Conference Call

Hilton Worldwide will host a conference call to discuss fourth quarter and full year 2014 results on February 18, 2015 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging onto the Hilton Worldwide Investor Relations website at http://ir.hiltonworldwide.com/investors/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at http://ir.hiltonworldwide.com/investors/financial-reporting/quarterly-results.

Alternatively, participants may listen to the live call by dialing 1-877-201-0168 in the United States or 1-647-788-4901 internationally. Please use the conference ID 64877087. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-855-859-2056 or 1-404-537-3406 using the Conference ID 64877087.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the performance of Hilton's business, financial results, liquidity and capital resources and other non-historical statements, including the statements in the "Outlook" section of this press release. You can identify these forward-looking statements by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, competition for hotel guests, management and franchise agreements and timeshare sales, risks related to doing business with third-party hotel owners, Hilton's significant investments in owned and leased real estate, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the United States and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the section entitled "Part I—Item 1A. Risk Factors" of the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Securities and Exchange Commission ("SEC"), as such factors may be updated from time to time in Hilton's periodic filings with the SEC, which are accessible on the SEC's website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company refers to certain non-GAAP financial measures in this press release, including net income and EPS, adjusted for special items, Adjusted EBITDA and Adjusted EBITDA margins and Net Debt. Please see the schedules to this press release for additional information and reconciliations of such non-GAAP financial measures.

About Hilton Worldwide

Hilton Worldwide (NYSE: HLT) is a leading global hospitality company, spanning the lodging sector from luxury and full-service hotels and resorts to extended-stay suites and focused-service hotels. For 95 years, Hilton Worldwide has been dedicated to continuing its tradition of providing exceptional guest experiences. The Company’s portfolio of 12 world-class global brands is comprised of 4,322 managed, franchised, owned and leased hotels and timeshare properties, with 715,062 rooms in 94 countries and territories, including Hilton Hotels & Resorts, Waldorf Astoria Hotels & Resorts, Conrad Hotels & Resorts, Canopy by Hilton, Curio - A Collection by Hilton, DoubleTree by Hilton, Embassy Suites Hotels, Hilton Garden Inn, Hampton Hotels, Homewood Suites by Hilton, Home2 Suites by Hilton and Hilton Grand Vacations. The Company also manages an award-winning customer loyalty program, Hilton HHonors®. Visit news.hiltonworldwide.com for more information and connect with Hilton Worldwide at www.facebook.com/hiltonworldwide, www.twitter.com/hiltonworldwide, www.youtube.com/hiltonworldwide, www.flickr.com/hiltonworldwide and www.linkedin.com/company/hilton-worldwide.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenues
Owned and leased hotels	$1,098	$1,064	$4,239	$4,046
Management and franchise fees and other	371	307	1,401	1,175
Timeshare	321	300	1,171	1,109
	1,790	1,671	6,811	6,330
Other revenues from managed and franchised properties	1,038	972	3,691	3,405
Total revenues	2,828	2,643	10,502	9,735

Expenses
Owned and leased hotels	832	820	3,252	3,147
Timeshare	203	185	767	730
Depreciation and amortization	158	148	628	603
General, administrative and other	142	429	491	748
	1,335	1,582	5,138	5,228
Other expenses from managed and franchised properties	1,038	972	3,691	3,405
Total expenses	2,373	2,554	8,829	8,633

Operating income	455	89	1,673	1,102

Interest income	2	4	10	9
Interest expense	(151)	(219)	(618)	(620)
Equity in earnings from unconsolidated affiliates	3	5	19	16
Gain (loss) on foreign currency transactions	(15)	(2)	26	(45)
Gain on debt extinguishment	—	229	—	229
Other gain (loss), net	(1)	2	37	7

Income before income taxes	293	108	1,147	698

Income tax expense	(134)	(46)	(465)	(238)

Net income	159	62	682	460
Net income attributable to noncontrolling interests	(1)	(36)	(9)	(45)
Net income attributable to Hilton stockholders	$158	$26	$673	$415

Weighted average shares outstanding
Basic	985	931	985	923
Diluted	987	931	986	923

Earnings per share
Basic and diluted	$0.16	$0.03	$0.68	$0.45

HILTON WORLDWIDE HOLDINGS INC.
SEGMENT ADJUSTED EBITDA
(unaudited, in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Management and franchise(1)	$383	$333	$1,468	$1,271
Ownership(1)(2)(3)(4)	269	254	999	926
Timeshare(1)(2)	102	92	334	297
Corporate and other(3)	(86)	(76)	(293)	(284)
Adjusted EBITDA(5)	$668	$603	$2,508	$2,210
____________

(1)
Includes management, royalty and intellectual property fees of $27 million and $29 million for the three months ended December 31, 2014 and 2013, respectively, and $113 million and $100 million for the years ended December 31, 2014 and 2013, respectively. These fees are charged to consolidated owned and leased properties and were eliminated in the consolidated financial statements. Also includes a licensing fee of $11 million and $16 million for the three months ended December 31, 2014 and 2013, respectively, and $44 million and $56 million for the years ended December 31, 2014 and 2013, respectively, which is charged to the timeshare segment by the management and franchise segment and was eliminated in the consolidated financial statements. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the management and franchise segment and a cost to the ownership and timeshare segments.

(2)
Includes charges to timeshare operations for rental fees and fees for other amenities, which were eliminated in the consolidated financial statements. These charges totaled $7 million for the three months ended December 31, 2014 and 2013 and $28 million and $26 million for the years ended December 31, 2014 and 2013, respectively. While the net effect is zero, the measure of Adjusted EBITDA includes these fees as a benefit to the ownership segment and a cost to the timeshare segment.

(3)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $3 million and $2 million for the three months ended December 31, 2014 and 2013, respectively, and $9 million for the years ended December 31, 2014 and 2013. Also includes other intercompany charges of $1 million for the three months ended December 31, 2014 and 2013 and $4 million and $3 million for the years ended December 31, 2014 and 2013, respectively.

(4)	Includes unconsolidated affiliate Adjusted EBITDA.

(5)	See "Non-GAAP Financial Measures Reconciliations—Adjusted EBITDA and Adjusted EBITDA Margin" for a reconciliation of net income attributable to Hilton stockholders to Adjusted EBITDA.

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	70.7%	2.1%	pts.	$136.27	3.7%	$96.31	6.8%
Europe	75.1	3.3		164.45	2.2	123.53	6.9
Middle East & Africa	65.6	7.3		168.14	(5.3)	110.22	6.7
Asia Pacific	72.7	2.7		160.55	(0.9)	116.80	2.9
System-wide	71.0	2.3		140.63	3.1	99.82	6.6

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Americas	75.2%	2.3%	pts.	$137.13	4.1%	$103.16	7.4%
Europe	75.4	2.6		170.68	2.4	128.65	6.1
Middle East & Africa	63.5	3.5		165.15	(1.3)	104.93	4.4
Asia Pacific	69.2	2.3		160.59	1.4	111.15	4.9
System-wide	74.6	2.4		141.52	3.7	105.63	7.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY BRAND
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	71.4%	0.3%	pts.	$337.01	5.6%	$240.61	5.9%
Conrad Hotels & Resorts	71.7	5.0		257.61	(2.8)	184.61	4.4
Hilton Hotels & Resorts	72.9	2.3		168.37	2.5	122.81	5.8
DoubleTree by Hilton	71.2	2.0		134.46	4.4	95.72	7.4
Embassy Suites Hotels	72.9	1.2		144.04	4.4	105.02	6.1
Hilton Garden Inn	70.3	2.0		124.07	3.6	87.25	6.6
Hampton Hotels	68.3	2.9		112.24	3.0	76.70	7.7
Homewood Suites by Hilton	74.2	2.0		123.07	3.8	91.34	6.7
Home2 Suites by Hilton	72.4	7.3		107.30	4.3	77.71	16.0
System-wide	71.0	2.3		140.63	3.1	99.82	6.6

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Waldorf Astoria Hotels & Resorts	73.1%	0.3%	pts.	$323.87	6.0%	$236.68	6.4%
Conrad Hotels & Resorts	69.4	4.3		259.57	2.1	180.27	8.9
Hilton Hotels & Resorts	75.0	1.9		169.08	3.3	126.74	6.0
DoubleTree by Hilton	74.7	2.4		133.70	4.6	99.90	8.1
Embassy Suites Hotels	77.5	1.7		147.45	4.4	114.26	6.8
Hilton Garden Inn	75.3	2.8		126.08	3.8	94.91	7.8
Hampton Hotels	72.8	2.7		114.87	3.8	83.65	7.9
Homewood Suites by Hilton	78.9	2.5		125.13	4.3	98.75	7.6
Home2 Suites by Hilton	79.0	6.7		106.90	3.1	84.45	12.7
System-wide	74.6	2.4		141.52	3.7	105.63	7.1

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	76.2%	2.9%	pts.	$199.02	1.9%	$151.67	5.9%
U.S.	78.3	2.4		215.37	3.8	168.64	7.0
International (non-U.S.)	73.8	3.4		178.77	(0.6)	131.87	4.2

Management and franchise	70.4	2.3		133.90	3.3	94.29	6.7
U.S.	70.2	2.1		130.45	3.6	91.64	6.8
International (non-U.S.)	71.2	3.3		150.07	1.5	106.93	6.4

System-wide	71.0	2.3		140.63	3.1	99.82	6.6
U.S.	70.8	2.1		136.55	3.7	96.64	6.8
International (non-U.S.)	71.8	3.3		156.58	0.9	112.43	5.8

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2014	vs. 2013		2014	vs. 2013	2014	vs. 2013
Ownership(1)	77.8%	2.1%	pts.	$198.17	2.9%	$154.25	5.8%
U.S.	81.2	1.8		207.88	4.5	168.84	6.9
International (non-U.S.)	73.9	2.4		185.73	0.8	137.24	4.2

Management and franchise	74.3	2.4		135.20	3.9	100.45	7.3
U.S.	75.0	2.4		131.86	4.1	98.90	7.5
International (non-U.S.)	70.9	2.6		151.96	2.8	107.79	6.7

System-wide	74.6	2.4		141.52	3.7	105.63	7.1
U.S.	75.4	2.3		137.18	4.1	103.44	7.4
International (non-U.S.)	71.6	2.6		159.65	2.2	114.28	6.0
____________

(1)	Includes owned and leased hotels, as well as hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
MANAGEMENT AND FRANCHISE FEES AND OTHER REVENUES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$86	$80	6	7.5
Incentive fees(1)	38	34	4	11.8
Total base and incentive fees	124	114	10	8.8
Other management fees(2)	10	13	(3)	(23.1)
Total management fees	134	127	7	5.5
Franchise fees(3)	249	206	43	20.9
Total management and franchise fees	383	333	50	15.0
Other revenues(4)	29	21	8	38.1
Intersegment fees elimination(1)(3)(4)	(41)	(47)	6	(12.8)
Management and franchise fees and other revenues	$371	$307	64	20.8

	Year Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Management fees:
Base fees(1)	$331	$299	32	10.7
Incentive fees(1)	137	114	23	20.2
Total base and incentive fees	468	413	55	13.3
Other management fees(2)	29	30	(1)	(3.3)
Total management fees	497	443	54	12.2
Franchise fees(3)	971	828	143	17.3
Total management and franchise fees	1,468	1,271	197	15.5
Other revenues(4)	99	69	30	43.5
Intersegment fees elimination(1)(3)(4)	(166)	(165)	(1)	0.6
Management and franchise fees and other revenues	$1,401	$1,175	226	19.2
____________

(1)
Includes management, royalty and intellectual property fees earned from consolidated owned and leased properties of $27 million and $29 million for the three months ended December 31, 2014 and 2013, respectively, and $113 million and $100 million for the years ended December 31, 2014 and 2013, respectively.

(2)	Includes timeshare homeowners' association, early termination, product improvement plan and other fees.

(3)
Includes a licensing fee earned from the timeshare segment of $11 million and $16 million for the three months ended December 31, 2014 and 2013, respectively, and $44 million and $56 million for the years ended December 31, 2014 and 2013, respectively.

(4)
Includes charges to consolidated owned and leased properties for services provided by a wholly owned laundry business of $3 million and $2 million for the three months ended December 31, 2014 and 2013, respectively, and $9 million for the years ended December 31, 2014 and 2013.

HILTON WORLDWIDE HOLDINGS INC.
TIMESHARE REVENUES AND OPERATING EXPENSES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$235	$223	12	5.4
Resort operations	54	43	11	25.6
Financing and other	32	34	(2)	(5.9)
	$321	$300	21	7.0

Operating Expenses
Timeshare sales	$157	$139	18	12.9
Resort operations	30	31	(1)	(3.2)
Financing and other	16	15	1	6.7
	$203	$185	18	9.7

	Year Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Revenues
Timeshare sales	$844	$821	23	2.8
Resort operations	195	158	37	23.4
Financing and other	132	130	2	1.5
	$1,171	$1,109	62	5.6

Operating Expenses
Timeshare sales	$586	$554	32	5.8
Resort operations	123	119	4	3.4
Financing and other	58	57	1	1.8
	$767	$730	37	5.1

HILTON WORLDWIDE HOLDINGS INC.
HOTEL AND TIMESHARE PROPERTY SUMMARY
As of December 31, 2014

	Owned / Leased(1)		Managed		Franchised		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	2	1,602	11	5,324	—	—	13	6,926
Americas (excluding U.S.)	—	—	1	248	1	984	2	1,232
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	3	703	—	—	3	703
Asia Pacific	—	—	2	431	—	—	2	431
Conrad Hotels & Resorts
U.S.	—	—	4	1,335	—	—	4	1,335
Americas (excluding U.S.)	—	—	—	—	1	294	1	294
Europe	1	191	2	705	1	256	4	1,152
Middle East & Africa	1	614	2	641	—	—	3	1,255
Asia Pacific	—	—	11	3,419	1	636	12	4,055
Hilton Hotels & Resorts
U.S.	23	21,110	42	24,833	174	52,624	239	98,567
Americas (excluding U.S.)	3	1,836	22	7,585	18	5,500	43	14,921
Europe	71	18,425	54	15,909	27	7,568	152	41,902
Middle East & Africa	6	2,276	44	14,007	1	410	51	16,693
Asia Pacific	8	3,954	59	22,029	8	2,981	75	28,964
Curio - A Collection by Hilton
U.S.	—	—	1	998	4	2,172	5	3,170
DoubleTree by Hilton
U.S.	11	4,268	29	8,521	252	61,109	292	73,898
Americas (excluding U.S.)	—	—	3	637	13	2,421	16	3,058
Europe	—	—	13	3,848	41	7,161	54	11,009
Middle East & Africa	—	—	7	1,464	4	488	11	1,952
Asia Pacific	—	—	35	9,997	2	965	37	10,962
Embassy Suites Hotels
U.S.	10	2,523	42	11,118	159	36,576	211	50,217
Americas (excluding U.S.)	—	—	3	653	5	1,270	8	1,923
Hilton Garden Inn
U.S.	2	290	2	246	542	73,988	546	74,524
Americas (excluding U.S.)	—	—	6	808	24	3,683	30	4,491
Europe	—	—	18	3,292	17	2,688	35	5,980
Middle East & Africa	—	—	1	180	—	—	1	180
Asia Pacific	—	—	6	920	—	—	6	920
Hampton Hotels
U.S.	1	130	50	6,238	1,855	179,532	1,906	185,900
Americas (excluding U.S.)	—	—	7	837	60	7,404	67	8,241
Europe	—	—	7	1,091	24	3,610	31	4,701
Asia Pacific	—	—	—	—	1	72	1	72
Homewood Suites by Hilton
U.S.	—	—	28	3,173	314	34,960	342	38,133
Americas (excluding U.S.)	—	—	2	224	15	1,699	17	1,923
Home2 Suites by Hilton
U.S.	—	—	—	—	43	4,502	43	4,502
Americas (excluding U.S.)	—	—	1	97	1	127	2	224
Other	3	1,272	4	1,225	—	—	7	2,497
Lodging	144	58,954	526	153,634	3,608	495,680	4,278	708,268
Hilton Grand Vacations	—	—	44	6,794	—	—	44	6,794
Total	144	58,954	570	160,428	3,608	495,680	4,322	715,062
____________

(1)	Includes hotels owned or leased by entities in which Hilton owns a noncontrolling interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES
(unaudited, dollars in millions)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$72	$82	(10)	(12.2)
Timeshare property and equipment	9	4	5	NM(1)
Corporate and other property and equipment	3	1	2	NM(1)
Total capital expenditures for property and equipment	84	87	(3)	(3.4)
Software capitalization costs	24	28	(4)	(14.3)
Contract acquisition costs	11	32	(21)	(65.6)
Expenditures for timeshare inventory net of costs of sales(2)	11	12	(1)	(8.3)
Total capital expenditures	$130	$159	(29)	(18.2)

	Year Ended
	December 31,		Increase / (Decrease)
	2014	2013	$	%
Hotel property and equipment	$245	$240	5	2.1
Timeshare property and equipment	14	8	6	75.0
Corporate and other property and equipment	9	6	3	50.0
Total capital expenditures for property and equipment	268	254	14	5.5
Software capitalization costs	69	78	(9)	(11.5)
Contract acquisition costs	65	44	21	47.7
Expenditures for timeshare inventory net of costs of sales(2)	(23)	(18)	(5)	27.8
Total capital expenditures	$379	$358	21	5.9
____________

(1)	Fluctuation in terms of percentage change is not meaningful.

(2)
Timeshare capital expenditures for inventory additions were $42 million and $40 million for the three months ended December 31, 2014 and 2013, respectively, and $109 million and $110 million for the year ended December 31, 2014 and 2013, respectively, and timeshare costs of sales were $31 million and $28 million for the three months ended December 31, 2014 and 2013, respectively, and $132 million and $128 million for the year ended December 31, 2014 and 2013, respectively.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
(unaudited, in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income attributable to Hilton stockholders, as reported	$158	$26	$673	$415

Interest expense(1)	—	23	—	23
Gain on debt extinguishment	—	(229)	—	(229)
Share-based compensation expense(2)	7	306	32	306
Net gain on asset acquisitions and dispositions(3)	—	—	(37)	—
Offering expenses(4)	—	—	9	—
Release of valuation allowance(5)	—	(87)	—	(87)
Total special items before tax	7	13	4	13
Income tax benefit on special items	—	62	7	62
Net income, adjusted for special items	$165	$101	$684	$490

Basic and diluted EPS, as reported	$0.16	$0.03	$0.68	$0.45
Total per share special items before tax	0.01	0.01	—	0.01
Per share income tax benefit on special items	—	0.07	0.01	0.07
Basic and diluted EPS, adjusted for special items	$0.17	$0.11	$0.69	$0.53
____________

(1)
Represents the release of a portion of debt issuance costs and unamortized original discount attributable to the term loan facility resulting from the voluntary prepayment made in connection with the initial public offering.

(2)
Expense was recognized in general, administrative and other expenses related to the share-based compensation prior to and in connection with the initial public offering. Amount excludes share-based compensation expense related to awards issued under the 2013 Omnibus Incentive Plan.

(3)	A net gain was recognized in other gain, net related to the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates.

(4)	Expense was recognized in general, administrative and other expenses related to costs incurred in connection with the secondary equity offerings by certain selling stockholders.

(5)	Represents the release of a valuation allowance on certain deferred tax assets.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(unaudited, dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net income attributable to Hilton stockholders	$158	$26	$673	$415
Interest expense	151	219	618	620
Interest expense included in equity in earnings from unconsolidated affiliates	2	3	10	13
Income tax expense	134	46	465	238
Depreciation and amortization	158	148	628	603
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	5	9	27	32
EBITDA	608	451	2,421	1,921
Net income attributable to noncontrolling interests	1	36	9	45
Loss (gain) on foreign currency transactions	15	2	(26)	45
FF&E replacement reserve	14	17	46	46
Share-based compensation expense	7	308	32	313
Gain on debt extinguishment	—	(229)	—	(229)
Other loss (gain), net(1)	1	(2)	(37)	(7)
Other adjustment items(2)	22	20	63	76
Adjusted EBITDA	$668	$603	$2,508	$2,210
____________

(1)
Represents gains and losses on the acquisition of a controlling financial interest in certain hotels, dispositions of property and equipment and investments in affiliates and lease restructuring transactions.

(2)	Represents adjustments for reorganization costs, severance, offering costs and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Total revenues, as reported	$2,828	$2,643	$10,502	$9,735

Less: other revenues from managed and franchised properties	(1,038)	(972)	(3,691)	(3,405)
Total revenues, excluding other revenues from managed and franchised properties	$1,790	$1,671	$6,811	$6,330

Adjusted EBITDA	$668	$603	$2,508	$2,210

Adjusted EBITDA margin	37.3%	36.1%	36.8%	34.9%

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
NET DEBT
(unaudited, in millions)

	December 31,
	2014	2013
Long-term debt, including current maturities	$10,813	$11,755
Non-recourse debt, including current maturities(1)	248	296
Total long-term debt and non-recourse debt	11,061	12,051
Add: Hilton's share of unconsolidated affiliate debt	221	302
Less: cash and cash equivalents	(566)	(594)
Less: restricted cash and cash equivalents	(202)	(266)
Net debt	$10,514	$11,493
____________

(1)	Excludes the non-recourse timeshare financing receivables credit facility and the notes related to the securitization transactions.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: ADJUSTED EBITDA
FORECASTED 2015
(in millions)

	Three Months Ending March 31, 2015		Revised Actual
	Low Case	High Case	Q1 2014(1)
Net income attributable to Hilton stockholders	$103	$120	$123
Interest expense	145	141	153
Interest expense included in equity in earnings from unconsolidated affiliates	2	2	3
Income tax expense	70	81	83
Depreciation and amortization	167	163	153
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	6	6	8
EBITDA	493	513	523
Net income attributable to noncontrolling interests	3	3	1
Loss (gain) on foreign currency transactions	14	14	(14)
FF&E replacement reserve	13	13	11
Share-based compensation expense	28	28	(23)
Other gain, net(2)	—	—	(3)
Other adjustment items(3)	4	4	13
Adjusted EBITDA	$555	$575	$508

	Year Ending December 31, 2015		Revised Actual
	Low Case	High Case	Full Year 2014(1)
Net income attributable to Hilton stockholders	$771	$824	$673
Interest expense	578	574	618
Interest expense included in equity in earnings from unconsolidated affiliates	8	8	10
Income tax expense	519	554	465
Depreciation and amortization	695	691	628
Depreciation and amortization included in equity in earnings from unconsolidated affiliates	27	27	27
EBITDA	2,598	2,678	2,421
Net income attributable to noncontrolling interests	15	15	9
Loss (gain) on foreign currency transactions	14	14	(26)
FF&E replacement reserve	51	51	46
Share-based compensation expense	96	96	74
Other gain, net(2)	—	—	(37)
Other adjustment items(3)	16	16	63
Adjusted EBITDA	$2,790	$2,870	$2,550
____________

(1)
To facilitate comparisons with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA will exclude all share-based compensation expense, not just share-based compensation expense recognized in connection with equity issued prior to and in connection with the initial public offering. We have applied and presented this change in the definition to historical results for the same periods in 2014 to the tables above to allow for comparability.

(2)	Represents gains and losses on the acquisition of a controlling financial interest in certain hotels and dispositions of property and equipment and investments in affiliates in 2014.

(3)	Represents adjustments for reorganization costs, severance, offering costs and other items.

HILTON WORLDWIDE HOLDINGS INC.
NON-GAAP FINANCIAL MEASURES RECONCILIATIONS
OUTLOOK: NET INCOME AND EPS, ADJUSTED FOR SPECIAL ITEMS
FORECASTED 2015
(in millions, except per share data)

	Three Months Ending March 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$103	$120

Net income, adjusted for special items	$103	$120

Diluted EPS, before special items	$0.10	$0.12
Diluted EPS, adjusted for special items	$0.10	$0.12

	Year Ending December 31, 2015
	Low Case	High Case
Net income attributable to Hilton stockholders, before special items	$771	$824

Net income, adjusted for special items	$771	$824

Diluted EPS, before special items	$0.78	$0.83
Diluted EPS, adjusted for special items	$0.78	$0.83

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

Earnings before interest expense, taxes and depreciation and amortization ("EBITDA"), presented herein, is a financial measure not recognized under United States ("U.S") generally accepted accounting principles ("GAAP") that reflects net income attributable to Hilton stockholders, excluding interest expense, a provision for income taxes and depreciation and amortization. The Company considers EBITDA to be a useful measure of operating performance, due to the significance of the Company's long-lived assets and level of indebtedness.

Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings/retirements; (iv) non-cash impairment losses; (v) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (vi) reorganization costs; (vii) share-based and certain other compensation expenses prior to and in connection with the Company's initial public offering(1); (viii) severance, relocation and other expenses; and (ix) other items.

Adjusted EBITDA Margin represents Adjusted EBITDA as a percentage of total revenues, excluding other revenues from managed and franchised properties.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definitions of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similarly titled measures of other companies.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors about the Company and its financial condition and results of operations for the following reasons: (i) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions; and (ii) EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered either in isolation or as a substitute for net income (loss), cash flow or other methods of analyzing results as reported under U.S. GAAP.

Net Income and EPS, Adjusted for Special Items

Net income and EPS, adjusted for special items, are not recognized terms under U.S. GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with U.S. GAAP. In addition, the Company's definition of Net income and EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income and EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

Net Debt

Net Debt, presented herein, is a non-GAAP financial measure that the Company uses to evaluate its financial leverage. Net Debt is calculated as: (i) long-term debt, including current maturities; (ii) non-recourse debt, including current maturities and excluding amounts secured by timeshare financing receivables; and (iii) the Company's share of investments in affiliate debt; reduced by (x) cash and cash equivalents; and (y) restricted cash and cash equivalents.

____________

(1)
To facilitate comparisons with the Company's competitors, beginning in the first quarter of 2015 Adjusted EBITDA will exclude all share-based compensation expense, not just share-based compensation expense recognized in connection with equity issued prior to and in connection with the initial public offering. See "Non-GAAP Financial Measures Reconciliations—Outlook: Adjusted EBITDA" for first quarter and full year 2014 Adjusted EBITDA presented using the revised definition.

The Company believes Net Debt provides useful information about its indebtedness to investors as it is frequently used by securities analysts, investors and other interested parties to compare the indebtedness of companies. Net Debt should not be considered as a substitute to debt presented in accordance with U.S. GAAP. Net Debt may not be comparable to a similarly titled measure of other companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results are not available.

Of the 4,278 hotels in the Company's system as of December 31, 2014, 3,514 were classified as comparable hotels. The 764 non-comparable hotels included 73 properties, or approximately two percent of the total hotels in the system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were not available.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels. Occupancy measures the utilization of the hotels' available capacity. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable Average Daily Rate ("ADR") levels as demand for hotel rooms increases or decreases.

Average Daily Rate ("ADR")

ADR represents hotel room revenue divided by total number of room nights sold in a given period. ADR measures average room price attained by a hotel and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates have a different effect on overall revenues and incremental profitability than changes in occupancy, as described above.

Revenue per Available Room ("RevPAR")

The Company calculates RevPAR by dividing hotel room revenue by room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at Hilton hotels: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to RevPAR, ADR and occupancy throughout this press release are presented on a comparable basis and references to RevPAR and ADR are presented on a currency neutral basis (all periods use the same exchange rates), unless otherwise noted.